Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As used in this Current Report on Form 8-K/A, (1) the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Vaporin, Inc., a Delaware corporation (“Vaporin”), and The Vape Store, Inc., a Florida corporation (“Vape Store”), after giving effect to the Merger (defined below) and the related transactions described herein, (2) the term “Vaporin” refers to the business of Vaporin, Inc., prior to the Merger, and (3) the term “Vape Store” refers to the business of Vape Store, Inc., prior to the Merger, in each case unless otherwise specifically indicated or as is otherwise contextually required.

As previously reported in the Current Report on Form 8-K, filed by Vaporin with the Securities and Exchange Commission (“SEC”) on September 5, 2014, Vaporin entered into an Agreement and Plan of Merger with Vape Store. On August 29, 2014, Vaporin consummated a merger with Vape Store in which a wholly owned subsidiary of Vaporin merged with Vape Store, with Vape Store being the surviving entity (the “Merger”). The assets and liabilities and the historical operations that are reflected in the Company’s financial statements filed with the SEC are those of Vaporin, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Vape Store and Vaporin effective August 29, 2014.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet, or the pro forma balance sheet, as of June 30, 2014 and the Unaudited Pro Forma Condensed Combined Statements of Operations, or the pro forma statements of operations, for the six months ended June 30, 2014 and the year ended December 31, 2013 combine the historical financial information of Vape Store and Vaporin and are adjusted on a pro forma basis to give effect to the Merger as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the Merger, which occurred on August 29, 2014, as if it had been consummated on June 30, 2014, and the pro forma statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 reflect the Merger as if it had been consummated on January 1, 2013. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of Vape Store and Vaporin, which were (in the case of Vaporin’s financial statements) included in Vaporin’s Annual Report on Form 10-K filed with the SEC on March 27, 2014 and Vaporin’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2014 and August 8, 2014.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transaction.

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VAPORIN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2014

			Pro Forma
	Historical		Adjustments		Pro Forma
	Vaporin	Vape Store	(Merger)		Combined
Assets
Current assets:
Cash and cash equivalents	$1,030,366	$11,752	$ (9,752)	(a)	$1,032,366
Accounts receivable, net	283,746	-	-		283,746
Inventory, net	1,336,533	339,021	-		1,675,554
Security deposits	-	6,597	-		6,597
Total current assets	2,650,645	357,370	(9,752)		2,998,263

Other assets:
Property and equipment, net	7,506	100,401	-		107,907
Goodwill and other intangible assets	6,874	-	3,732,268	(b)	3,739,142
Total other assets	14,380	100,401	3,732,268		3,847,049
Total assets	$2,665,025	$457,771	$3,722,516		$6,845,312

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$328,601	$48,878	$-		$377,479
Convertible notes payable, net of debt discount	175,429	-	-		175,429
Advances from related party	-	284,741	(284,741)	(c)
Derivative liabilities	222,792	-	-		222,792
Total current liabilities	726,822	333,619	(284,741)		755,700

Stockholders’ Equity (Deficit)
Series A preferred stock	-	-	-		-
Series B preferred stock	500	-	-		500
Series C preferred stock	10	-	-		10
Common Stock	17,162	100	(100)		17,162
Additional paid-in capital	4,805,267	(253,202)	4,007,357	(d)	8,559,422
Accumulated equity (deficit)	(2,884,736)	377,254	-		(2,507,482)
Total stockholders’ equity (deficit)	1,938,203	124,152	4,007,257		6,069,612
Total liabilities and stockholders’ equity	$2,665,025	$457,771	$3,722,516		$6,845,312

See accompanying notes to the pro forma condensed combined financial statements.

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VAPORIN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the six months ended June 30, 2014

	Historical		Pro Forma	Pro Forma
	Vaporin	Vape Store	Adjustments	Combined

Revenue	$602,163	$1,333,078	$-	$1,935,241
Cost of revenue	353,819	195,244	-	549,063
Gross profit	284,344	1,137,835	-	1,386,179
Operating costs and expenses:
Promotional and marketing	565,638	20,597	-	586,235
General and administrative	1,845,208	574,255	-	2,419,463
Depreciation and amortization	6,291	7,362	-	13,653
Professional fees	69,402	1,210	-	70,612
Total operating costs and expenses	2,486,539	603,423	-	3,089,962
Other income and (expense)
Derivative expense	(86,484)	-	-	(86,484)
Change in fair value of derivatives	91,312	-	-	91,312
Interest expense	(344,550)	-	-	(344,550)
Total other income and expense	(339,722)	-	-	(339,722)
Loss before provision for income tax	(2,577,917)	534,412	-	(2,043,505)
Provision for income tax	-	-	-	-
Net loss	$(2,577,917)	$534,412	$-	$(2,043,505)

See accompanying notes to the pro forma condensed combined financial statements.

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VAPORIN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the year ended December 31, 2013

	Historical		Pro Forma	Pro Forma
	Vaporin	Vape Store	Adjustments	Combined

Revenue	$23,268	$2,245,813	$-	$2,269,081
Cost of revenue	10,851	1,048,841	-	1,059,692
Gross profit	12,417	1,196,972	-	1,209,389
Operating costs and expenses:
Promotional and marketing	77,376	48,308	-	125,684
General and administrative	217,953	991,367	-	1,209,320
Depreciation and amortization	6,082	41,908	-	47,990
Professional fees	15,779	-	-	15,779
Total operating costs and expenses	317,190	1,081,583	-	1,398,773
Other income and (expense)
Interest expense	(438)	-	-	(438)
Interest expense – related party	(1,608)	-	-	(1,608)
Total other income and expense	(2,046)	-	-	(2,046)
Income (loss) before provision for income tax	(306,819)	115,389	-	(191,430))
Provision for income tax	-	19,606	-	19,606
Net loss	$(306,819)	$95,783	$-	$(211,036)

See accompanying notes to the pro forma condensed combined financial statements.

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VAPORIN, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Description of Transaction

On September 5, 2014, Vaporin, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vape Store. On August 29, 2014, Vaporin consummated a merger with Vape Store in which a wholly owned subsidiary of Vaporin merged with Vape Store, with Vape Store being the surviving entity (the “Merger”). The assets and liabilities and the historical operations that are reflected in the Company’s financial statements filed with the SEC are those of Vaporin, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Vape Store and Vaporin effective August 29, 2014.

2. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet, or the pro forma balance sheet, as of June 30, 2014 and the Unaudited Pro Forma Condensed Combined Statements of Operations, or the pro forma statements of operations, for the six months ended June 30, 2014 and the year ended December 31, 2013 combine the historical financial information of Vape Store and Vaporin and are adjusted on a pro forma basis to give effect to the Merger as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the Merger, which occurred on August 29, 2014, as if it had been consummated on June 30, 2014, and the pro forma statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 reflect the Merger as if it had been consummated on January 1, 2013. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of Vape Store and Vaporin, which were (in the case of Vaporin’s financial statements) included in Vaporin’s Annual Report on Form 10-K filed with the SEC on March 27, 2014 and Vaporin’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2014 and August 8, 2014.

The unaudited pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The unaudited pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the unaudited pro forma statements of operations do not include non-recurring charges or credits which result directly from the transaction.

The pro forma financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, “Fair Value Measurements,” as of the acquisition date. For certain assets and liabilities, book value approximates fair value. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the asset acquisition at the then-current market price, which may be different than the amount of consideration assumed in the unaudited pro forma financial statements. Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are expensed in the period in which the costs are incurred.

As of the filing date of the Current Report on Form 8-K/A to which this exhibit is attached, the Company’s assets and liabilities are presented at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values presented as goodwill. The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of fair market value of its assets and liabilities and the related allocations of purchase price. The valuations of assets and liabilities are in process and are not expected to be finalized until later in 2013, as information may become available within the measurement period which indicates a potential change to these valuations. Accordingly, the final allocations of and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Under the acquisition method of accounting, Vape Store’s assets acquired and liabilities assumed will be recorded on the Company’s consolidated financial statements as of the consummation of the Merger, primarily at their respective fair values. In addition, Vape Store’s results of operations will be included with the Company’s consolidated results of operations beginning on the closing date, and the Company’s consolidated results of operations prior to the closing date will not be retroactively restated to reflect Vape Store’s results of operations.

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3. Purchase Consideration

In connection with the Merger Agreement, the Company paid Steve and Christy Cantrell, holders of all outstanding Vape Store shares (the “Cantrells”), $800,000 at the Closing and agreed to pay the Cantrells an additional $200,000 within 30 days of the Closing. In addition, the Company issued the Cantrells 100 shares of the Company’s newly created Series E Convertible Preferred Stock (“Series E”). The Series E shares: (i) automatically convert into shares of the Company’s common stock at a rate of 285,714.29 shares of common stock for each share of Series E (ii) are entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis and (iii) have a nominal liquidation preference. Pursuant to the Merger Agreement, 10% of the Series E shares will remain in escrow until completion of an audit of Vape Store’s balance sheet as of Closing. Additionally, the Company agreed to assume certain liabilities and business obligations of Vape Store, with respect to which the Company will indemnify the Cantrells. On September 8, 2014, upon the effectiveness of the Company’s 1-for-50 reverse stock split and resulting increase in authorized capital, the Company’s Series E shares were converted to 571,428 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant at $5.50 per share or $3,142,854 based on a recent sale of common stock in a private placement. The total purchase price aggregated to $4,142,854.

4. Preliminary Purchase Price Allocation

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Vape Store is the acquired company. Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary. The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $2,000)	$341,021
Other Assets	6,597
Property and equipment	100,401
Goodwill	3,732,268
Liabilities assumed	(37,433)
Net purchase price	$4,142,854

5. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Merger, which are factually supportable and, for pro forma adjustments to the unaudited pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained. Given the historical net loss positions of Vaporin, along with the full valuation allowances applied to the deferred tax assets at December 31, 2013, there is no expected tax impact of these adjustments on the unaudited pro forma balance sheet or statements of operations.

Adjustments to the unaudited pro forma balance sheet:

(a)	Adjustment for Vape Store beginning cash balance.

(b)	Represents the difference between the estimated purchase price and the estimated fair values of the identifiable assets acquired and liabilities assumed.

(c)	Represents a related party note that was not assumed in the Merger.

(d)	Represents the net adjustment for the purchase allocation.

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